BUSINESS AND TECHNOLOGY EDITORS:

             NeoMagic(R) Corporation Reports Fiscal Q2 2008 Results

    Highlights:

    - NeoMagic initiates production shipments to support ramp up of three product categories: mobile tv, multimedia phones, and wireless IP cameras

    - Completes warrant exchange offer to amend warrants and enhance shareholders' equity position by $3.0 million

    SANTA CLARA, Calif., Nov. 9 /PRNewswire-FirstCall/ -- NeoMagic Corporation (Nasdaq: NMGC), today reported its results for the second quarter of fiscal 2008. Total revenue for the second quarter of fiscal 2008, ended July 29, 2007, was $151 thousand, compared to total revenue of $482 thousand for the first quarter of fiscal 2008, and $177 thousand for the second quarter of fiscal 2007. Net loss for the second quarter of fiscal 2008 was $4.3 million, or $0.35 per share, compared to a net loss of $3.2 million, or $0.26 per share in the first quarter of fiscal 2008 and a net loss of $4.2 million, or $0.44 per share in the second quarter of fiscal 2007.

    The second quarter fiscal 2008 non-GAAP net loss was $3.6 million, or $0.29 per share, compared to $3.8 million, or $0.31 per share, in the previous quarter and compared to a $4.9 million net loss, or $0.51 per share in the second quarter of fiscal 2007. Non-GAAP results exclude the impact of stock based compensation, gains and losses on the sale of patents, and gains and losses recorded for the changes in fair value of warrant liabilities.

    In the second quarter of fiscal 2008, the Company began production shipments of its MiMagic 6+ processor to support the production ramps of a mobile tv product, NeoNode's N2 multimedia phone and LG's wireless IP camera products, each based upon its technology platform. In the second quarter of fiscal 2008, the Company shipped approximately $1.4 million of its products based upon customer production orders. However, approximately $1.3 million for a shipment will not be recognized as revenue unless cash is collected.

    "I am very pleased to see multiple customers ramping their production orders. This is an affirmation from our customers of the value that NeoMagic's products and technology bring to the market," said Douglas Young, President and CEO of NeoMagic Corporation.

    Also in the second quarter of fiscal 2008, the Company achieved a 96% participation rate in the warrant exchange offer to amend the warrants issued in connection with the December 2006 financing. The Company amended warrants to purchase 1.2 million shares of its common stock to eliminate a cash-exercise provision which required the fair value of the warrants to be recorded as a liability. This amendment enhances the Company's shareholders' equity position by approximately $3.0 million. "This substantial warrant exchange offer participation rate demonstrates the continued support of our shareholders in the future opportunities for the Company and we appreciate their endorsement," commented Steve Berry, CFO of NeoMagic Corporation.

    Finally, we are announcing the completion of our independent review of the terms of certain customer agreements. As a result of our independent review, we determined that we had certain control deficiencies related to our controls over revenue recognition processes and a lack of adherence to our code of ethics policy by non-senior management personnel. These deficiencies led to the delay in reporting our financial results for the second quarter of fiscal 2008.

    "We understand and empathize with the frustration experienced by our investors and other stakeholders. We have identified the issues leading to the root causes for our reporting delay and have already taken certain corrective actions to prevent this in the future and we will establish additional corrective actions to further improve our control processes to reduce the risk that such issues can reoccur. We thank you for your patience and support," concluded Young.

    Conference Call Highlights

    Highlights of NeoMagic's quarterly conference call include the following:

    * The first of several ISDB-T mobile tv products is now in production and a second model is expected to go into production soon
    * Shipments of our MiMagic 6+ product are ramping to support market demand for Neonode's N2 Multimedia Phone
    * Our wireless IP camera solution is now in production with LG and several other wireless IP camera products are scheduled to be in production later this year

    Dial-in Information

    NeoMagic will hold its second quarter fiscal 2008 conference call to discuss the information contained in this press release today at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). The call can be accessed via the Internet at www.neomagic.com, "Investor Resources." The call can also be accessed by dialing 866-835-8845 in the U.S. and 703-639-1408, internationally. There is no passcode. A replay of the call will be available for 7 days beginning on November 9th at 9:00 p.m. Eastern Time (6:00 p.m. Pacific Time). The replay number is 888-266-2081 in the U.S. and 703-925-2533, internationally. The pass code for the replay is 1162194.

    The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents
(www.streetevents.com).

    About NeoMagic

    NeoMagic Corporation delivers semiconductor chips and software that provide mobile solutions that enable new multimedia features for handheld devices. These solutions offer low power consumption, small form-factor and high performance processing. The Company demonstrated one of the first solutions used for H.264 video decoding in a mobile digital TV phone, and is developing and delivering solutions for audio/video processing of the dominant mobile digital TV standards, including ISDB-T, T-DMB, E-DMB and DVB-H. For its complete system solution, NeoMagic delivers a suite of middleware and sample applications for imaging, video and audio functionality, and provides multiple operating system ports with customized drivers for the MiMagic product family. NeoMagic has a broad patent portfolio that covers NeoMagic's proprietary array processing technology, embedded DRAM and other technology. Information on the Company may be found on the World Wide Web at www.neomagic.com.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including the Company's design wins, expected orders, production timing, availability of new products and revenue opportunities. These forward-looking statements reflect current expectations. However, actual events and results could vary significantly based on a variety of factors, including but not limited to failure to collect cash from a customer for products already shipped in order to recognize revenue, customer acceptance of NeoMagic products, the market acceptance of mobile phones and other devices developed and marketed by customers that use the Company's products, customers' plans to develop multimedia phones, feature phones and other products, the acceptance of advanced multimedia services such as H.264 television on mobile phones and other products, the Company's ability to execute product and technology development plans on schedule, and the timely availability of sufficient manufacturing capacity at the Company's foundry to meet future customer demand for products. There is no certainty that current or future design wins or cash collections will be received and result in revenue for NeoMagic or that customer forecasts will be accurate. Customers may cancel or delay projects or switch to other vendors. In addition, customers may fail to achieve their expected sales objectives due to competitive or other reasons resulting in excess or obsolete inventory requiring write-downs and charges to cost of revenue. Our patent licensing activities involve various risks and uncertainties, including, without limitation, uncertainties as to the willingness of other companies to pay significant fees to license our intellectual property, the length and uncertain outcome of licensing negotiations, the possibility that litigation may be required to enforce patents, and the risks and costs inherent in any patent litigation. Additional risks that could affect the Company's future operating results are more fully described in the Company's most recent annual report, its most recent quarterly report and other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov. NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders. NeoMagic does not undertake the obligation to update any forward-looking statements that may be made by or on behalf of the company, except as may be required by law.

    Non-GAAP Reporting - The Company's management uses non-GAAP measures to evaluate the performance of our business and to estimate future performance. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results "through the eyes" of management in addition to seeing our GAAP results. For comparison purposes, the Company makes reference to certain gross margin, operating margin, net loss and net loss per share. These non-GAAP results were reached by excluding stock based compensation expense, gains and losses on the sale of patents, and gains and losses recorded for the changes in fair value of warrant liabilities. We reference those results to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance. We have reconciled such non-GAAP results to the most directly comparable GAAP financial measures.

    Our reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. It should also be noted that our non-GAAP information may differ from the non-GAAP information provided by other companies.

    NeoMagic and the NeoMagic circle logo are registered trademarks, and MiMagic and NeoMobileTV are trademarks, of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.

    (Logo: http://www.newscom.com/cgi-bin/prnh/20020802/NMGCLOGO)

    NEOMAGIC CORPORATION
    CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
    (In thousands, except per share data)
    (Unaudited)
                                     Three Months Ended      Six Months Ended
                                July 29,  April 29, July 30, July 29, July 30,
                                  2007       2007     2006     2007     2006

    Net revenue                   $151        $482     $177     $633     $263

    Cost of revenue                236         344      115      580      201

    Gross profit (loss)            (85)        138       62       53       62

    Operating expenses:

    Research and development     2,982       2,963    3,831    5,945    7,115
    Sales, general and
     administrative              1,689       1,559    1,706    3,248    3,646
    Gain on sale of patents          -           -   (1,044)       -   (1,044)

    Total operating expenses     4,671       4,522    4,493    9,193    9,717

    Loss from operations       (4,756)      (4,384)  (4,431)  (9,140)  (9,655)

    Interest income and other      212         193      234      405      504
    Interest expense              (17)         (24)     (29)     (41)     (66)
    Gain (loss) from change in
     fair value of warrant
     liability                   (248)         991        -      743        -

    Loss before income taxes   (4,809)      (3,224)  (4,226)  (8,033)  (9,217)

    Income tax provision         (472)          21       14     (451)      30

    Net loss                  $(4,337)     $(3,245) $(4,240) $(7,582) $(9,247)

    Basic and dluted net loss
     per share                 $(0.35)      $(0.26)  $(0.44)  $(0.62)  $(0.97)

    Weighted average common
     shares
     outstanding for basic and
      diluted                   12,339      12,286    9,579   12,313    9,550

    NEOMAGIC CORPORATION
    Reconciliation of GAAP Gross Profit (Loss) to Non-GAAP Gross Profit
    (Loss)
    (In thousands)
    (Unaudited)
                                        Three Months              Six Months
                                           Ended                    Ended
                                      July     April     July     July     July
                                       29,       29,      30,      29,      30,
                                      2007      2007     2006     2007     2006

    GAAP - Gross profit (loss)      $  (85)   $  138   $   62   $   53   $   62

         Stock-based compensation
          included in:
             Cost of revenue             5         5        6       10        9

    Non-GAAP Gross profit (loss)    $  (80)   $  143   $   68   $   63   $   71


    NEOMAGIC CORPORATION
    Reconciliation of GAAP Loss from Operations to Non-GAAP Loss from
    Operations
    (In thousands)
    (Unaudited)
                                    Three Months Ended      Six Months Ended
                                July 29, April 29, July 30, July 29,  July 30,
                                  2007     2007     2006     2007      2006

    GAAP - Loss from operations  $(4,756) $(4,384) $(4,431) $(9,140)  $(9,655)

         Stock-based
          compensation included
          in:
             Cost of revenue           5        5        6       10         9
             Research and
              Development            250      236      231      486       432
             Sales, general, and
              adminisrative          213      212      136      425       244

         Gain on sale of patents     -        -     (1,044)     -      (1,044)

    Non-GAAP Loss from
     operations                  $(4,288) $(3,931) $(5,102) $(8,219) $(10,014)


    NEOMAGIC CORPORATION
    Reconciliation of GAAP Net
     Loss to Non-GAAP Net Loss
    (In thousands)
    (Unaudited)
                                    Three Months Ended      Six Months Ended
                                July 29, April 29, July 30, July 29,  July 30,
                                   2007     2007     2006     2007      2006

    GAAP - Net loss              $(4,337) $(3,245) $(4,240) $(7,582)  $(9,247)

         Stock-based
          compensation included
          in:
             Cost of revenue           5        5        6       10         9
             Research and
              Development            250      236      231      486       432
             Sales, general, and
              adminisrative          213      212      136      425       244

         Gain on sale of patents       -        -   (1,044)       -    (1,044)

         (Gain) loss from Change
          in fair value of
          warrant liability          248     (991)       -     (743)        -

    Non-GAAP Net loss            $(3,621) $(3,783) $(4,911) $(7,404)  $(9,606)

    NEOMAGIC CORPORATION
    Reconciliation of GAAP Net Loss to Non-GAAP Net Loss (In thousands, except per share data) (Unaudited)
                                     Three Months Ended     Six Months Ended
                                 July 29, April 29, July 30, July 29, July 30,
                                    2007    2007      2006     2007     2006

    GAAP - Net loss per share    $(0.35)  $(0.26)   $(0.44)  $(0.62)  $(0.97)

         Stock-based compensation
          included in:
             Cost of revenue          -        -         -        -        -
             Research and
             Development           0.02     0.02      0.02     0.04     0.05
             Sales, general, and
              administrative       0.02     0.02      0.01     0.03     0.03

         Gain on sale of patents      -        -     (0.11)       -    (0.11)

         (Gain) loss from Change in
          fair value of warrant
          liability                0.02    (0.08)        -    (0.06)       -

    Non-GAAP Net loss per
     share (1)                   $(0.29)  $(0.31)   $(0.51)  $(0.60)  $(1.01)

    Weighted average common
     shares outstanding for
     basic and diluted           12,339   12,286     9,579   12,313    9,550

    (1) Amounts may not aggregate to the total due to rounding

    NEOMAGIC CORPORATION
    CONSOLIDATED CONDENSED BALANCE SHEETS
    (In thousands)

                                           July 29,   April 29,  January 28,
                                             2007        2007        2007
                                         (unaudited) (unaudited)
    ASSETS

    Current assets:
    Cash and cash equivalents                 $4,370     $11,118     $16,468
    Short-term investments                     6,974       4,986       4,014
    Accounts receivable, net                      98         420          65
    Inventory                                  2,787       1,166       1,068
    Other current assets                         540         517         397
    Total current assets                      14,769      18,207      22,012

    Property, plant and equipment, net           910       1,201       1,494
    Other assets                                 555         574         584

    Total assets                             $16,234     $19,982     $24,090

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
    Accounts payable                          $1,945      $1,239      $1,662
    Compensation and related benefits          1,051       1,236       1,017
    Income taxes payable                         544       1,025       1,112
    Deferred income                               34           1           1
    Other accruals                               239         169          99
    Current portion of capital lease
     obligations                                 306         707         866
    Warrant liability                            124       2,862       3,853
    Total current liabilities                  4,243       7,239       8,610

    Capital lease obligations                    500         579         655
    Other long-term liabilities                  126         126         148

    Stockholders' equity:
    Common stock                                  39          39          39
    Additional paid-in-capital               121,017     117,354     116,850
    Accumulated other comprehensive loss           0          (1)         (2)
    Accumulated deficit                     (109,691)   (105,354)   (102,210)
    Total stockholders' equity                11,365      12,038      14,677

    Total liabilities and stockholders'
     equity                                  $16,234     $19,982     $24,090

SOURCE  NeoMagic Corporation
    -0-                             11/09/2007
    /CONTACT: Steve Berry, Chief Financial Officer of NeoMagic Corporation, +1-408-988-7020; or Investors, Erica Mannion, Sapphire Investor Relations, LLC, +1-212-766-1800, for NeoMagic/